UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2022
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, BancPlus Corporation ("the Registrant") announced that M. Ann Southerland has informed the Board of Directors (the "Board") that she will resign as Senior Executive Vice President and Chief Financial Officer effective June 1, 2022. Ms. Southerland has not expressed any disagreements with the Registrant with respect to any matter, including but not limited to any accounting-related policy or matter. Ms. Southerland will remain employed by the Registrant as a Senior Vice President.

On May 17, 2022, the Board appointed Karlen Turbeville, 62, to the position of Executive Vice President and Chief Financial Officer effective June 1, 2022. Ms. Turbeville has served as Executive Vice President and Chief Accounting Officer since March 2020. Prior to that she served as Senior Vice President and Controller from May 2017 to March 2020, after serving as a consultant to the Registrant since 2011. Ms. Turbeville is a certified public accountant and has over 35 years of business experience working with public and private companies. The selection of Ms. Turbeville to serve as Executive Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Turbeville and any director or executive officer of the Registrant, and there are no transactions between Ms. Turbeville and the Registrant that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

May 19, 2022	By:	/s/ M. Ann Southerland
M. Ann Southerland
Senior Executive Vice President and Chief Financial Officer